Exhibit 10.4

INVESTMENT OPPORTUNITY ALLOCATION AGREEMENT

This INVESTMENT OPPORTUNITY ALLOCATION AGREEMENT (this “Agreement”) is dated effective as of October 24, 2014, by and among American Energy Capital Partners, LP, a Delaware limited partnership (“AECP”), AECP Management, LLC, an Oklahoma limited liability company (the “Manager”) and American Energy Management Services, LLC, an Oklahoma limited liability company (“AEMS”).

WHEREAS, AECP is a public limited partnership managed by the Manager formed to invest in developed and undeveloped producing or non-producing oil and gas properties located onshore in the United States;

WHEREAS, AEMS and other entities affiliated with the Manager (the “AELP Entities”) also act as manager for other entities (including Direct Investment Vehicles, private equity sponsored entities and other investment vehicles) that invest in upstream, exploration and production oil and gas assets (the “Investment Opportunities”); and

WHEREAS, AECP, the Manager and AEMS wish to specify the procedure by which Property Acquisitions are allocated among the Direct Investment Vehicles after Investment Opportunities are allocated between the Direct Investment Vehicles and the other investment vehicles for which the AELP Entities provide management services.

NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

(a)          “Direct Investment Vehicles’’ means AECP and other entities with similar investment objectives that seek to invest in Property Acquisitions for which the AELP Entities manage assets.

(b)          “Excluded Areas” means the Utica Shale area in Ohio, West Virginia and Pennsylvania, the Woodford Shale area in Central Northern Oklahoma, the Wolfcamp play area of the southern Permian Basin in West Texas and the core of the liquids rich portion of the Marcellus Shale play in Northern West Virginia.

(c)          “Excluded Assets” means leasehold interests, working interests, royalty, overriding royalty, production payments, net profits interests and other interests in developed and undeveloped oil and gas properties, including, without limitation, Leases and Wells, in the Excluded Areas.

(d)          “FWPP Opportunity” shall mean any right of Aubrey K. McClendon or any entity of which he is an affiliate to acquire a working interest in any oil and gas property pursuant to the Chesapeake Energy Corporation Founders Well Participation Program, dated as of June 10, 2005.

(e)          “Property Acquisition” means any acquisition or proposed acquisition of developed and undeveloped producing or non-producing oil and gas properties located onshore in the United States, but excluding any Excluded Assets and any FWPP Opportunity.

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ARTICLE II

AEMS INVESTMENT ALLOCATION COMMITTEE

AEMS will establish and maintain an investment allocation committee (the “Allocation Committee”) to allocate Investment Opportunities between the Direct Investment Vehicles and the other investment vehicles for which the AELP Entities provide management services based on an evaluation of the following primary factors: (i) investment objectives of the Direct Investment Vehicles and the other investment vehicles; (ii) current production levels of such Investment Opportunity; (iii) expected timing of cash flows from such Investment Opportunity; (iv) percentage of such Investment Opportunity which is comprised of undeveloped acreage and undrilled locations; and (v) risk profile of such Investment Opportunity. If a Proposed Acquisition is allocated to the Direct Investment Vehicles, such Proposed Acqusition will be allocated amongst the Direct Investment Vehicles in accordance with Article III of this Agreement.

ARTICLE III

ALLOCATION PROCEDURE

The parties hereto agree that, during the term of this Agreement, if an opportunity for a Proposed Acquisition is identified, the opportunity will be allocated in chronological order to the Direct Investment Vehicle that has not been presented an opportunity to acquire a Property Acquisition for the longest period of time. The initial allocation order will be based on the effective date of the applicable management agreement between an AELP Entity and the Direct Investment Vehicle with the first allocation going to the Direct Investment Vehicle with the earliest effective date. Any declined opportunity will be allocated to the next Direct Investment Vehicle in such chronological order.

ARTICLE IV

MISCELLANEOUS

4.1           Termination. This Agreement terminates without notice on the earlier of the date on which the Management Services Agreement terminates or expires in accordance with its terms.

4.2           Binding Nature of Agreement: Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

4.3           Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

4.4           Amendments: Waivers. This Agreement and the terms hereof may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which performance is due.

4.5           GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

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4.6           WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.7           No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

4.8           Article and Section Headings. The article, section and subsection headings in this Agreement are for convenience in reference only and will not be deemed to alter or affect the interpretation of any provisions hereof.

4.9           Counterparts. This Agreement may be executed (including by facsimile transmission) by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together will be deemed to constitute one and the same instrument.

4.10         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on October 28, 2014, effective as of the date first written above.

American Energy Capital Partners, LP
a Delaware limited partnership

By:	American Energy Capital Partners GP, LLC its General Partner

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President

AECP MANAGEMENT, LLC

By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon, CEO

AMERICAN ENERGY MANAGEMENT SERVICES, LLC

By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon, CEO

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